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                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements 33-89962 and 333-20151 of Stuart Entertainment, Inc. on Form S-8 of our report dated March 12, 1998, appearing in this Annual Report on Form 10-K of Stuart Entertainment, Inc. for the year ended December 31, 1997.


DELOITTE & TOUCHE LLP

Omaha, Nebraska
March 27, 1998